SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2015

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants' telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Carlos E. Evans, 63, has been elected to join the Company’s Board of Directors effective January 28, 2015. Mr. Evans, who will serve on the Company’s compensation and governance committee, qualifies as an independent director under the standards of the New York Stock Exchange.

Mr. Evans retired from Wells Fargo Bank in May 2014, where he served as executive vice president and group head of the eastern division of Wells Fargo commercial banking. Evans was also responsible for the bank’s government & institutional banking group and he served on Wells Fargo’s management committee. Evans joined First Union National Bank in 2000 as the wholesale banking executive for the commercial segment prior to its merger with Wachovia Corporation in 2001. From 2006 until Wachovia’s merger with Wells Fargo in 2009, Evans was the wholesale banking executive and an executive vice president for the Wachovia general banking group, overseeing the commercial, business and community banking segments, the dealer financial services business and the government, tax exempt, and not-for-profit healthcare groups. Before joining First Union, Evans served in a variety of roles at Bank of America and its predecessors including NationsBank, North Carolina National Bank and Bankers Trust of South Carolina, which he joined in 1973. Evans received his B.A. in economics from Newberry College. He is also a graduate of the Commercial Lending School in Oklahoma and the Colgate Darden Commercial Lending School at the University of Virginia. Evans is chairman emeritus of the board of the Spoleto Festival USA and chairman of the board of the Medical University of South Carolina Foundation. He is also on the board of Queens University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated: January 28, 2015